Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-194873 and No. 333-205011) of 58.com Inc. of our report dated June 29, 2018 relating to the financial statements of 58 Daojia Inc., which appears in this Amendment No.1 to Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP
Beijing, the People’s Republic of China
June 29, 2018